                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                              A. T. Cross Company
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                           [A.T. Cross Company Logo]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 2005

TO THE SHAREHOLDERS OF A.T. CROSS COMPANY:

     Notice is hereby given that the annual meeting of shareholders of A.T. Cross Company (the "Company") will be held on Thursday, April 28, 2005 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865, for the following purposes:

     1. Fixing the number of directors at nine, of which three shall be Class A directors and six shall be Class B directors (by holders of Class A and Class B common stock voting together as a single class).

     2. Electing three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

     3. Transacting such other and further business as may properly come before said meeting upon which the holders of Class A common stock or Class B common stock, respectively, are entitled to vote.

     The stock transfer books will not be closed. The close of business on March 1, 2005 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting or any adjournments or postponements thereof, and only holders of record of Class A common stock or Class B common stock as of that time are entitled to receive notice of and to vote at said meeting or any adjournments or postponements thereof.

                                            By order of the Board of Directors

                                            /s/ Tina C. Benik
                                            Tina C. Benik
                                            Vice President, Legal and Human
                                            Resources
                                            Corporate Secretary

March 29, 2005

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                               [A.T. CROSS LOGO]

                                ONE ALBION ROAD
                          LINCOLN, RHODE ISLAND 02865

                                PROXY STATEMENT
                        FOR ANNUAL SHAREHOLDERS' MEETING
                                 APRIL 28, 2005

          This statement is furnished in connection with the accompanying proxy which is solicited by the Board of Directors of A.T. Cross Company (the "Company") from holders of Class A common stock of the Company for use at the annual meeting to be held April 28, 2005 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865. Any shareholder giving a proxy may revoke the same prior to its exercise by filing a later proxy with the Company, by attending the meeting and voting in person, or by giving notice in writing or in person to the Corporate Secretary. If not revoked, the persons named in the accompanying proxy will vote such proxy in the manner specified therein and, in the discretion of the persons named, for or against any matter upon which holders of Class A common stock are entitled to vote which properly comes before the meeting and which has been omitted from the proxy and proxy statement. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation. In addition, the Company has retained Georgeson Shareholder Communications Inc., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $6,000, plus expenses, will be paid by the Company. This proxy statement and the enclosed form of proxy are expected to be sent to shareholders on or about March 29, 2005.

          A copy of the Company's annual report for the year 2004 containing financial statements for the year ended January 1, 2005 is also enclosed, but is not to be considered a part of the proxy soliciting material.

          As of March 1, 2005 the Company had outstanding 13,206,641 shares of Class A common stock and 1,804,800 shares of Class B common stock. Only shareholders of record at the close of business on that date are entitled to vote at the annual meeting. Shareholders shall be entitled to one vote for each share held on the foregoing record date with respect to matters on which shares of that class are eligible to vote.

SHAREHOLDERS' PROPOSALS

          Any proposal of a shareholder intended to be presented at the next annual meeting of the Company, scheduled to be held April 27, 2006, must be received by the Company's Corporate Secretary not later than November 30, 2005 for inclusion in the proxy statement and form of proxy relating to that meeting. Any shareholder proposal intended to be presented at the next annual meeting of the Company without being included in the proxy statement and form of proxy relating to such meeting must be received by the Company's Corporate Secretary not later than February 9, 2006.

VOTING RIGHTS

          Holders of Class A common stock have the right to elect one-third of the number of directors from time to time fixed by the holders of Class A and Class B common stock voting together as a single class; provided, however, that if the total number of directors is not evenly divisible by three, then the holders of Class A common stock have the right to elect that number of directors which is the nearest whole number when the total number of directors is divided by three. Holders of Class B common stock have the right to elect the remaining directors. It is proposed that the number of directors for the ensuing year be fixed at nine (see "Election of Directors" on page 4), and if this proposal is adopted, holders of Class A common stock will have the right to elect three directors.

          In addition, holders of Class A and Class B common stock vote together as a single class:

          a) For the reservation in the future of shares to be issued pursuant to options granted or to be granted to directors, officers or employees; and

          b) With respect to the acquisition of assets or shares of any other company if:

               (1) An officer, director or holder of ten percent or more of either Class A or Class B common stock has an interest in the transaction;

               (2) The transaction would, in the reasonable judgment of the
                   Board of Directors, presently or potentially increase by nineteen and one-half percent or more the aggregate of the Class A or Class B common stock outstanding immediately prior to such transaction; or

               (3) The transaction would involve the issuance of any Class A or
                   Class B common stock and in the reasonable judgment of the Board of Directors the value of the consideration furnished by the Company is nineteen and one-half percent or more of the aggregate market value of all Class A and Class B common stock outstanding immediately prior to such transaction.

          If the consummation of any transaction described above would, with respect to either the Class A common stock or the Class B common stock, result in a change in the designations, preferences, limitations or relative rights of the shares of such class or have certain other effects as specified in the Company's articles, the holders of Class A and Class B common stock vote as separate classes on such transaction.

          Except as stated above or otherwise required by law, all voting power is vested in the holders of Class B common stock so long as any shares of Class B common stock are outstanding.

VOTING PROCEDURES

     The numbers of Class A and Class B directors will be fixed by vote of the holders of a majority of the Class A and Class B shares present at the annual meeting in person or represented by proxy, voting as a single class. The Class A directors will be elected in each case by vote of the holders of a majority of the Class A shares present or represented at the meeting, and the Class B directors will be similarly elected by the holders of a majority of the Class B shares.

     Shares represented by proxies which are marked "abstain" with respect to fixing the number of directors or "withheld" with respect to the election of any particular nominee for director, will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the accompanying Notice of Annual Meeting. If any other matters are presented to the meeting, the persons named in the enclosed proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.

     Under the rules of the American Stock Exchange, on which the Class A shares are listed, brokers who hold Class A shares in street name have the authority to vote such shares on certain items, including fixing the number of and electing directors, unless they have received instructions from the beneficial owners to the contrary, in which case the shares are to be voted or the votes relating thereto withheld, as directed by the beneficial owners. Such rules also provide that brokers may not vote shares held in street name on certain other matters without specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and will have no effect on the outcome of the voting on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 1, 2005 (except as otherwise noted) certain information concerning the ownership of shares of Class A or Class B common stock of the Company by (i) each person or group known by the Company to beneficially own more than 5% of the outstanding Class A or Class B common stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table on page 10, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to the securities shown.

                                                  NUMBER OF SHARES                    PERCENT OF CLASS
                                        -------------------------------------        ------------------
                 NAME                    CLASS A                   CLASS B(1)        CLASS A    CLASS B
                 ----                   ---------                  ----------        -------    -------
Russell A. Boss(2)                      1,724,246(3)(4)(5)(6)      1,804,800(4)(5)    13.0%       100%
Marjorie B. Boss(8)                       850,931(3)(5)              902,400(5)        6.4%        50%
Paul A. Silver(9)                         831,000(5)                 902,400(5)        6.3%        50%
Edward P. Pieroni(10)                     726,000(4)                 902,400(4)        5.5%        50%
John B. Costello(11)                      726,000(4)                 902,400(4)        5.5%        50%
Bank of America Corporation(12)         2,409,670                         --          18.2%        --
Dimensional Fund Advisors, Inc.(13)       850,700                         --           6.4%        --
Bradford R. Boss(14)                      180,157(6)                                   1.4%        --
Bernard V. Buonanno, Jr.                   30,414(6)                      --             *         --
Edward J. Cooney                            3,946                         --             *         --
Galal P. Doss(15)                       4,240,464(6)                      --          32.0%        --
Terrence Murray                            48,818(6)(16)(17)              --             *         --
Andrew J. Parsons                          16,514(6)                      --             *         --
James C. Tappan                            29,501(6)                      --             *         --
David G. Whalen(18)                       939,020(6)(7)                   --           6.7%        --
Stephen A. Perreault                      116,086(6)                      --             *         --
Peter J. Leon                              38,000(6)                      --             *         --
Tina C. Benik                             112,163(6)                      --             *         --
Peter J. Canole                            45,201(6)                      --             *         --
All directors and executive officers
  as a group (16 persons)               7,658,742(19)              1,804,800          58.0%       100%

--------------------------------------------------------------------------------
 (1) The Class B common stock is convertible share for share into Class A common stock at any time at the option of the holder. If all of the Class B shares were converted into Class A shares, Mr. R. Boss, Mrs. M. Boss, Mr. Silver, Mr. Pieroni and Mr. Costello would be the beneficial owners of 23.54%, 12.41%, 12.27%, 11.53% and 11.53%, respectively, of the outstanding Class A common shares.
 (2) Mr. R. Boss's address is One Albion Road, Lincoln, Rhode Island 02865.
 (3) Excludes shares beneficially owned by spouse.
 (4) Mr. R. Boss, Mr. Costello and Mr. Pieroni are co-trustees of the W. Russell Boss, Jr. Trust A. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 726,000 shares of Class A common stock and 902,400 shares of Class B common stock held by such trust are included in the amounts above for each of the co-trustees.
 (5) Mr. R. Boss, Mrs. M. Boss (the wife of Mr. R. Boss) and Mr. Silver are co-trustees of the W. Russell Boss, Jr. Trust B. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 831,000 shares of Class A common stock and 902,400 shares of Class B common stock held by such trust are included in the amounts above for each of the co-trustees.
 (6) Includes the following Class A shares subject to options exercisable within 60 days: Mr. B. Boss -- 26,818; Mr. R. Boss -- 26,818; Mr. Buonanno -- 26,914; Mr. Doss -- 12,000; Mr. Murray -- 26,818; Mr. Parsons -- 12,000;
     Mr. Tappan -- 26,501; Mr. Whalen -- 717,685; Mr. Perreault -- 101,166; Mr.
     Leon -- 38,000; Mr. Canole -- 44,667; and Ms. Benik -- 104,153.
 (7) Includes 150,000 Class A shares as to which Mr. Whalen has sole voting power but no investment power during the restricted period.
 (8) Mrs. M. Boss's address is One Albion Road, Lincoln, Rhode Island 02865.
 (9) Mr. Silver's address is 1500 Fleet Center, Providence, Rhode Island 02903.
(10) Mr. Pieroni's address is One State Street, Suite 200, Providence, Rhode Island 02908.
(11) Mr. Costello's address is c/o Andsagar, Bartlett & Pieroni, L.L.P., One State Street, Suite 200, Providence, Rhode Island 02908.
(12) Bank of America Corporation has sole voting power with respect to 1,203,035 shares, shared voting power with respect to 1,206,635 shares, sole dispositive power with respect to 125,435 shares, and shared dispositive power with respect to 2,281,935 shares. Information based on its Schedule 13G filed with the SEC on February 11, 2005, which reported ownership as of December 31, 2004. The address of Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.
(13) Information based on its Schedule 13G filed with the SEC on February 9, 2005, which reported ownership as of December 31, 2004. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11(th) Floor, Santa Monica, California 90401.
(14) Mr. B. Boss's address is One Albion Road, Lincoln, Rhode Island 02865.
(15) Mr. Doss's address is One Albion Road, Lincoln, Rhode Island 02865.
(16) Excludes shares held by FleetBoston Financial Corporation and its affiliates and/or successors in various fiduciary capacities.
(17) Includes 5,000 shares held by Murray and Young Associates LLC.
(18) Mr. Whalen's address is One Albion Road, Lincoln, Rhode Island 02865.
(19) Includes 1,187,840 shares subject to options exercisable within 60 days; 200,000 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period; and 1,557,000 shares held under trusts as to which there is shared voting and investment power.
   * Less than 1%.

                             ELECTION OF DIRECTORS

     It is proposed to fix the number of directors at nine, of which three will be designated "Class A Directors" and six will be designated "Class B Directors". It is also proposed to elect three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Proxies will be voted for the nominees set forth below unless authorization to do so is withheld. All nominees are currently directors of the Company. Should any nominee become unavailable for any reason to accept nomination or election as a director, the persons named in the proxy will vote for the election of such other person or persons as management may recommend unless the shareholders vote to reduce the authorized number of directors. The terms of all directors will expire when their successors are duly elected at the annual meeting of shareholders scheduled to be held April 27, 2006. The following tables reflect information as of January 1, 2005.

                                              PRINCIPAL OCCUPATION             DIRECTOR
          NOMINEE            AGE             DURING PAST FIVE YEARS             SINCE           OTHER DIRECTORSHIPS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                     CLASS A DIRECTORS
Galal P. Doss                50    Chairman and Chief Executive Officer, Fam-    2000
                                   ily Cosmetics, S.A.E. (an Egyptian company
                                   listed on the Egyptian Stock Exchange).(2)
Andrew J. Parsons            61    Senior Partner and Director, McKinsey &       2001
                                   Company, a global strategic management
                                   consulting firm (retired December 2000);
                                   Member, McKinsey Advisory Council (re-
                                   tired June 2004); Director Emeritus,
                                   McKinsey & Company; Chairman and Chief
                                   Executive Officer, Gulliver Growth
                                   Partners LLC, a management advisory
                                   company.(2) (3)
James C. Tappan              69    President, Tappan Capital Partners (equity    1994
                                   investment firm).(2) (3)
                                                     CLASS B DIRECTORS
Bradford R. Boss             71    Chairman of the Board and Chief Executive     1960
                                   Officer to April 1993; thereafter Chairman
                                   of the Board to November 14, 1999;
                                   thereafter Chairman Emeritus.(4) (5)
Russell A. Boss              66    President and Chief Operating Officer to      1962
                                   April 1993; thereafter President and Chief
                                   Executive Officer to November 14, 1999;
                                   thereafter Chairman of the
                                   Board.(4) (5) (6)
David G. Whalen              47    President and Chief Executive Officer.(4)     1999
Bernard V.                   66    Senior Partner, Edwards & Angell, LLP,        1986     Old Stone Corporation
  Buonanno, Jr.                    Providence, RI (attorneys-at-law);
                                   Partner, Riparian Partners, Ltd.,
                                   Providence, RI. (investment banking
                                   firm).(2) (6) (7) (8)
Edward J. Cooney             57    Vice President and Treasurer, Nortek,         2004
                                   Inc., an international designer,
                                   manufacturer and marketer of building
                                   products (since August 2001); Chief
                                   Financial Officer, Speidel, Inc., a
                                   worldwide distributor of watchbands and
                                   watchband attachments (2000-2001); Execu-
                                   tive Vice President -- Sales and
                                   Marketing, Amtrol, Inc., a producer and
                                   marketer of water storage, treatment,
                                   heating, expansion, flow control and
                                   related products (1998-2000)(2) (3).
Terrence Murray              65    Chairman and Chief Executive Officer,         1982     FleetBoston Financial Corpora-
                                   FleetBoston Financial Corporation                      tion (retired March 2004); CVS
                                   (diversified financial services                        Corporation; ChoicePoint Inc.; Air
                                   corporation) to December 31, 2001;                     Products and Chemicals, Inc.
                                   thereafter Chairman, FleetBoston Financial
                                   Corporation (retired January 1,
                                   2003).(2) (8)

--------------------------------------------------------------------------------
See footnotes on page 5.

     (1) Includes only companies with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and any company registered as an investment company under the Investment Company Act of 1940.

     (2) Member of Nominating Committee.

     (3) Member of Audit Committee.

     (4) Member of Executive Committee.

     (5) Bradford R. Boss and Russell A. Boss are brothers.

     (6) Russell A. Boss and Bernard V. Buonanno, Jr. are cousins by marriage.

     (7) Edwards & Angell, LLP performed legal services for the Company in 2004 and is expected to perform legal services for the Company in 2005.

     (8) Member of Compensation Committee.

CORPORATE GOVERNANCE

     Board of Director and Shareholder Meetings: The Board of Directors met four times during the fiscal year ended January 1, 2005 ("fiscal year 2004"). All directors attended at least 75% of the Board of Directors meetings and applicable committee meetings in fiscal year 2004. The Company has adopted a policy that requires every member of the Board of Directors to make every effort to attend the Company's Annual Meeting. All members of the Board of Directors attended the Company's 2004 Annual Meeting.

     Board of Director Independence: The Board of Directors has reviewed the relationship that each current and nominee director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable American Stock Exchange rules ("AMEX Rules") and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with the Company and its competitors, supplier and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that the following directors are independent directors within the meaning of applicable AMEX Rules: Bernard V. Buonnanno, Jr; Edward J. Cooney; Galal P. Doss; Terrence Murray; Andrew J. Parsons; James C. Tappan.

     Independent members of the Board of Directors are scheduled to meet at least once per year in executive session without management, but will meet as often as is deemed necessary.

     Shareholder Communications: The Company's shareholders may communicate directly with the members of the Board of Directors or the individual chairmen of standing Board of Directors committees by writing directly to those individuals at the following address: One Albion Road, Lincoln, RI 02865. The Company's general policy is to forward, and not to intentionally screen, any mail received at the Company's corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

     Code of Ethics: The Board of Directors originally adopted a Code of Business Conduct and Ethics (the "Code of Ethics") in 1996 which has been periodically updated and amended. This Code of Ethics applies to all of the Company's employees, officers and directors, including its principal financial officers. A link to the Code of Ethics is on the Company's website at www.Cross.com under the Company's Investor Relations section.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit, Compensation, and Executive Committees. The independent directors, identified above, serve as the Company's Nominating Committee as permitted under AMEX Rules.

     Audit Committee. The members of the Audit Committee are James C. Tappan, who serves as Chairman, Edward J. Cooney and Andrew Parsons. The Board has determined that the members of the Audit Committee are independent within the meaning of applicable AMEX Rules and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Board of Directors has determined that Edward J. Cooney is an "audit committee financial expert" as defined in
Item 401(h) of Regulation S-K. The Audit Committee meets on an as needed basis and met six times during fiscal year 2004.

     The Audit Committee has oversight responsibility for the establishment and maintenance of an effective financial controls environment, for overseeing the procedures for evaluating the system of internal accounting control and for evaluating audit performance. In addition to the responsibilities listed above, the Audit Committee has responsibilities and authority necessary to comply with Rule 10A-3(b)(2),(3),(4), and (5) under the Exchange Act. These and other aspects of the Audit Committee's authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors in 2000, and as amended in 2002 and 2004. The Charter, as amended, is available on the Company's website, www.cross.com, in the Investor Relations section. See also the "Report of the Audit Committee" on page 14.

     Compensation Committee. The members of the Compensation Committee are Mr. Murray, who serves as Chairman, and Mr. Buonanno, Jr. The Board has determined that the members of the Compensation Committee are independent within the meaning of applicable AMEX Rules. The Compensation Committee met twice during fiscal year 2004. The Compensation Committee has responsibility for developing, overseeing and implementing the overall compensation policy for the Company including, subject to full Board approval, the implementation of an incentive compensation plan for the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning compensation, including incentive compensation, of the Chief Executive Officer and all other executive officers. The Compensation Committee administers the Company's equity incentive plan. See "Report to Shareholders on Compensation Matters" on page 7.

     Executive Committee. The members of the Executive Committee are Russell A. Boss, Bradford R. Boss and David G. Whalen. The Executive Committee meets on an as needed basis and met twice during fiscal year 2004. The Executive Committee has the authority in certain circumstances to act in the stead of the Board between regular Board meetings.

     Nominating Committee. The Board of Directors has designated by resolution the identified (See "Corporate Governance -- Board of Director Independence" on page 5) independent directors to act as the Company's Nominating Committee. Pursuant to the board resolution, the Nominating Committee has the power to select a Chairman and to adopt its own operating rules and procedures. Mr. Parsons serves as Chairman of the Nominating Committee. The Nominating Committee does not have a charter. The Nominating Committee met once during fiscal year 2004.

     The Nominating Committee is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors, including those recommendations submitted by the Class A and Class B shareholders, and is also responsible for determining, with input from the Board, the desired competencies and attributes for Board members that will best meet the current and future needs of the Company.

     It is the policy of the Nominating Committee that candidates for director possess the highest personal and professional integrity, have demonstrated superior ability and sound business judgement, and possess skills and expertise appropriate to meet the Company's needs and advance the long-term interests of the shareholders.

     The Nominating Committee's process for identifying and evaluating nominees is as follows:

          (1) in the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, any change of status and any related party transactions with the Company during the applicable time period; and

          (2) in the case of new director candidates, the Nominating Committee generally first conducts such inquiries into the backgrounds and qualifications of possible candidates as the Nominating Committee deems necessary or appropriate after considering the composition and needs of the Board of Directors.

     The Nominating Committee discusses and considers such candidates' qualifications, including whether the nominee is independent for purposes of Exchange Act Rule 10A-3(b) and the AMEX Rules, and selects candidates for recommendation to the Board of Directors by majority vote of the Nominating Committee. In seeking potential nominees, the Nominating Committee uses its network of contacts to identify potential candidates, but may also engage, if it deems appropriate, a professional search firm, at the Company's expense.

     The Nominating Committee is authorized to adopt and implement such additional procedures and processes to discharge its responsibilities as it deems appropriate.

     The Nominating Committee considers director candidates recommended by shareholders provided the shareholders follow the procedures set forth below. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

     The Nominating Committee considers all bona fide candidates for Class A director positions recommended by Class A shareholders holding Class A common stock of the Company. The Nominating Committee considers all bona fide candidates for Class B director positions recommended by Class B shareholders holding Class B common stock of the Company. The Nominating Committee considers such Class A and Class B candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner, in conformity with the rules and regulations promulgated by the Securities and Exchange Commission and the American Stock Exchange and with applicable provisions of the Company's by-laws, as they may be amended from time to time, and as set forth below.

     For nominees for election to the Board of Directors proposed by shareholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures: (1) the nominee's name, age, business address, residence address, principal occupation or employment, the class and number of shares of the Company's capital stock the nominee beneficially owns, the nominee's qualifications to serve as a director of the Company and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and (2) as to the shareholder proposing such nominee, that shareholder's name and address, the class and number of shares of the Company's capital stock that the shareholder beneficially owns, a description of all arrangements and understandings between the shareholder and the nominee or any other person or persons (including their names) pursuant to which the nomination is made, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the shareholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

                             DIRECTOR COMPENSATION

     Members of the Company's Board of Directors who are not employees of the Company were compensated for their services during 2004 at the rate of $25,000 per annum, plus $1,000 for each Board meeting attended. During 2004, the Board of Directors held four meetings. In addition, non-employee members of the Compensation and Executive Committees received $800 ($1000 in the case of the committee chair) for each committee meeting attended. Members of the Audit Committee receive $1,500 ($2,500 in the case of the committee chair) for each committee meeting attended. Board and Committee members receive $500 for participation in special (i.e., not regularly scheduled) telephonic meetings.

     Pursuant to an amendment to the Company's Omnibus Incentive Plan approved by shareholders at the 2004 Annual Meeting, 60% of the Retainer paid to non-employee directors will be paid in Class A common stock of the Company (the "Mandatory Shares"). Non-employee directors may elect to receive the balance of the Retainer and any supplemental committee fees in Class A common stock. There are certain restrictions on the sale or transfer of the Mandatory Shares by the directors.

                           REPORT TO SHAREHOLDERS ON
                              COMPENSATION MATTERS

     The 2004 total compensation of the President and Chief Executive Officer and of the other named executive officers of the Company was established by the members of the Compensation Committee and recommended to the Board of Directors for its approval. See also "Compensation Committee Interlocks and Insider Participation" on page 9, "Committees of the Board of Directors" on page 5 and "Compensation Committee" on page 6.

     The elements of compensation for the President and Chief Executive Officer consist of base pay, annual incentive bonus and long-term incentives. The compensation for this position was based on three primary factors:

     -- The performance of the executive in meeting key strategic objectives;

     -- The external competitiveness of the Company's pay levels with those of other companies with similar revenues and scope of operations; and

     -- The goal of retaining and motivating the executive.

     The Compensation Committee is privy to external compensation data through the Company's participation in, and analysis of, periodic compensation surveys conducted by independent consulting firms and associations which report on compensation paid to executives at companies of similar size. There are a substantial number of participating companies in the various survey groups. The Compensation Committee reviewed the summary survey information which included company sales comparisons. In addition, the Compensation Committee utilized survey data to gauge the Company's competitive position with other companies with respect to bonus and equity based grants.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Board and the Compensation Committee currently intend to structure performance-based compensation, including equity based grants and annual bonuses, to executive officers who may be subject to
Section 162(m) in a manner that satisfies those requirements.

     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, despite the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

     The following is a more specific discussion of each compensation component:

BASE SALARY:

     In considering a base salary adjustment for Mr. Whalen, the Compensation Committee reviewed the pay of similar level officers in the survey groups referred to above, the industry trends relating to merit increases and the merit pay budgeted for the rest of the Company. The Committee approved a base pay increase of 4% for Mr. Whalen increasing his base pay to $480,500.

     The remaining four highest paid executive officers received an average merit increase of 4.6%. Mr. Canole also received a promotional increase in recognition of expanded duties during 2004.

BONUS:

     Bonus payments to executives for 2004 performance were governed by the Executive Compensation Program approved by the Compensation Committee and the Board of Directors for 2004. All of the highest paid executives were participants in the plan except for Mr. Whalen. Mr. Whalen's bonus is determined by the Compensation Committee considering attainment of predetermined performance objectives.

     Based on the achievement of certain of the Company's strategic objectives for 2004, Mr. Whalen was awarded a bonus in the amount of $50,000. (In the event that all objectives had been met, Mr. Whalen would have been eligible to earn a bonus equal to 75% of his base salary.)

     The annual incentive payments to eligible executives are designed to provide rewards based on meeting approved business plans. Performance measures are determined based on specific job responsibilities and may include one or more of the following measures: operating income before taxes (OIBT), sales, return on assets and inventory level management at the corporate, territory and regional levels. Other performance goals that are not quantitative may also be assigned to the executives.

     Under the program, performance objectives for 2004 were set based on the attainment of the Company's operating plan for 2004 and individual performance goals. In addition, in its discretion, the Compensation Committee may reward participants outside of the provisions of the plan. Based on the attainment of certain objectives and pursuant to discretion exercised by the Compensation Committee, certain of the named executive officers earned a portion of their target bonus for 2004 performance.

     The Company analyzes its total cash compensation (base salary plus bonuses) for executive officers in relation to other similarly sized companies with a goal to provide competitive compensation based upon assessment of the responsibilities relative to the individual's position, as well as the individual's background, training and experience and by reference to the competitive marketplace for comparable talent. Additionally, the compensation program is designed to enable the Company to attract, retain, motivate and appropriately reward highly qualified individuals.

LONG-TERM INCENTIVES:

     The Company has relied upon grants under the Omnibus Incentive Plan to provide named executive officers and other managers with an ownership position in the Company to create a long-term incentive to increase shareholder value. With the exception of Mr. Whalen, no named executives received stock option or other equity grants in 2004.

     Mr. Whalen was awarded a restricted stock grant of 150,000 shares in 2004. The restricted stock award provides that restrictions on 100% of the shares will lapse on December 31, 2008 contingent upon Mr. Whalen's continuing to be employed with the Company as of that date.

SEVERANCE:

     The Chief Executive Officer and the named executive officers all may qualify for severance payments upon termination from the Company considering the reason for termination, Company practice, Company policy or written agreement with the executive. Severance payments are determined based on the individual's position, compensation and length of service with the Company.

     The foregoing report is presented by the following:

                          2004 Compensation Committee

                           Terrence Murray, Chairman
                            Bernard V. Buonanno, Jr.

                             COMPENSATION COMMITTEE
                             INTERLOCKS AND INSIDER
                                 PARTICIPATION

     As indicated under "Report to Shareholders on Compensation Matters" above, the 2004 compensation of David G. Whalen, a member of the Board of Directors of the Company, was established by the Compensation Committee and submitted to the Board of Directors for approval. The Compensation Committee is comprised of Terrence Murray and Bernard V. Buonanno, Jr. The compensation of the remaining executive officers of the Company was similarly reviewed and approved by the Compensation Committee and submitted to the Board of Directors for approval. The Board of Directors approved the executive compensation arrangements as recommended by the Compensation Committee.

     There are no Compensation Committee interlocks.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information for the last three fiscal years with respect to the Company's Chief Executive Officer and the four other most highly compensated executive officers during 2004 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM              ALL OTHER
                                           ANNUAL COMPENSATION                  COMPENSATION          COMPENSATION(1)
                                  -------------------------------------   -------------------------   ---------------
                                                             OTHER                       SECURITIES
        NAME AND                                            ANNUAL         RESTRICTED    UNDERLYING
   PRINCIPAL POSITION      YEAR    SALARY     BONUS     COMPENSATION(2)   STOCK AWARDS    OPTIONS
   ------------------      ----    ------     -----     ---------------   ------------   ----------

David G. Whalen            2004   $475,520   $ 50,000             --        $803,250(3)         --       $  6,500
  President and Chief      2003    450,000         --     $    4,320              --            --          6,000
  Executive Officer        2002    450,000    225,000          4,320              --       125,000          5,500

Stephen A. Perreault       2004    201,554     30,000             --              --            --          6,047
  Vice President,          2003    182,000         --          3,600              --            --          6,000
  Operations               2002    182,000     25,000          3,600              --        25,000          5,500

Peter J. Leon(4)           2004    194,439         --             --              --            --        169,166(5)
  Vice President, Sales    2003    180,000         --          3,600              --            --          5,580
  and Marketing,           2002    176,250      6,000          3,600              --        30,000          5,500
  Americas

Tina C. Benik              2004    188,168     36,000             --              --            --          5,645
  Vice President, Legal    2003    170,280         --          3,600              --            --          6,000
  and Human Resources      2002    170,280     30,000          3,600              --        25,000          5,500

Peter J. Canole            2004    185,450     35,000        362,887(6)           --            --          5,564
  Vice President,          2003    152,792         --        158,231(7)           --            --          6,000
  Global Sales             2002    140,500      5,000        122,557(8)           --        10,000          5,500

--------------------------------------------------------------------------------
(1) Except as otherwise indicated, amounts listed under All Other Compensation consist of 401(k) contributions for the named individuals.
(2) Except as otherwise indicated, amounts listed under Other Annual Compensation consist of tax reimbursement payments made to the named individuals relating to amounts paid to these individuals as automobile allowances.
(3) Mr. Whalen received a restricted stock award of 150,000 shares on July 21, 2004 at a market value of $803,250. The restrictions lapse as to all of the shares on December 31, 2008.
(4) Mr. Leon's employment with the Company terminated effective December 31,
    2004.
(5) Mr. Leon's All Other Compensation figure for 2004 includes $163,333 in severance pay to be paid over a 43-week period pursuant to the December 14, 2004 Separation Agreement and Release between the Company and Mr. Leon. In the event that Mr. Leon remains unemployed and not in receipt of an employment offer at the end of the 43-week period, he may receive up to an additional $32,666 in severance pay.
(6) Mr. Canole's Other Annual Compensation figure for 2004 consists of (a) a cost of living adjustment of $25,000 in connection with his expatriate assignments, (b) relocation and living expense reimbursements of $34,032 in connection with his expatriate assignment in Hong Kong and $289,662 in connection with his expatriate assignment in the U.K., and (c) a tax reimbursement payment of $14,193 relating to taxable expense reimbursements and third party payments made in 2003 and 2004 in connection with relocation and living expenses associated with his expatriate assignments. The relocation and living expense reimbursement paid in connection with Mr. Canole's U.K. assignment was paid in British pounds; the U.S. dollar amount was calculated based on an exchange rate of 1.8324. All other amounts referred to in this footnote were paid in Hong Kong dollars; the U.S. dollar amount was calculated based on exchange rates of between 7.6161 and 7.7992.
(7) Mr. Canole's Other Annual Compensation figure for 2003 consists of (a) a cost of living adjustment of $42,000 in connection with his expatriate assignment in Hong Kong, (b) relocation and living expense reimbursements of $108,746 in connection with his expatriate assignment, and (c) a tax reimbursement payment of $7,485 relating to taxable expense reimbursements and third party payments made in 2002 in connection with relocation and living expenses associated with his expatriate assignment. These amounts were paid to Mr. Canole in Hong Kong dollars; the U.S. dollar amount was calculated based on exchange rates of between 7.63940 and 7.75700.
(8) Mr. Canole's Other Annual Compensation figure for 2002 consists of (a) a cost of living adjustment of $42,000 in connection with his expatriate assignment in Hong Kong, (b) relocation and living expense reimbursements of $72,858 in connection with his expatriate assignment and (c) a tax reimbursement payment of $7,699 relating to taxable expense reimbursements and third party payments made in 2001 in connection with relocation and living expenses associated with his expatriate assignment. These amounts were paid to Mr. Canole in Hong Kong dollars; the U.S. dollar amount was calculated based on exchange rates of between 7.71010 and 7.75895.

                                 STOCK OPTIONS

     Set forth below is information as to the named executive officers of the Company with respect to stock option grants in 2004, options exercised during 2004 and year-end values of unexercised options.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to the named executive officers of the Company in 2004.

                        OPTION VALUES AT FISCAL YEAR END

                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                  UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                      FISCAL YEAR END               FISCAL YEAR END(1)
                              -------------------------------   ---------------------------
            NAME               EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
            ----               -----------     -------------    -----------   -------------
David G. Whalen                  717,685(2)        41,666        $170,440          $0
Stephen A. Perreault             101,166            8,333               0           0
Peter J. Leon                     38,000                0               0           0
Tina C. Benik                    104,153            8,333               0           0
Peter J. Canole                   44,667            3,333               0           0

---------------

(1) Based on the mean between the high and low trading prices of the Class A common stock on December 31, 2004 ($4.90) minus the exercise price.
(2) Includes 653 options granted to Mr. Whalen as a director of the Company during 2000 under the then in effect formula provisions of the Company's Omnibus Incentive Plan.

                               PENSION PLAN TABLE

  AVERAGE                       YEARS OF SERVICE
    PAY           15        20         25         30         35
------------------------------------------------------------------
  $125,000     $ 30,000   $40,000   $ 50,000   $ 50,000   $ 50,000
   150,000       36,000    48,000     60,000     60,000     60,000
   175,000       42,000    56,000     70,000     70,000     70,000
   200,000       48,000    64,000     80,000     80,000     80,000
   225,000       54,000    72,000     90,000     90,000     90,000
   250,000       60,000    80,000    100,000    100,000    100,000
   300,000       72,000    96,000    120,000    120,000    120,000
   400,000       96,000   128,000    160,000    160,000    160,000
   450,000      108,000   144,000    180,000    180,000    180,000
   500,000      120,000   160,000    200,000    200,000    200,000

--------------------------------------------------------------------------------

     The Company maintains a non-contributory qualified retirement plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. In addition, participants in the plan whose retirement benefits would exceed amounts permitted under the Internal Revenue Code participate in a non-qualified excess retirement plan which provides a supplemental unfunded benefit equal to the amount of any benefit that would have been payable under the qualified retirement plan but for certain limitations under the Internal Revenue Code. The benefits set forth in the Pension Plan Table above reflect the aggregate of the benefits under both the qualified and non-qualified plans. In each case, the indicated benefit will be reduced by the individual's social security credit. The qualified plan and the non-qualified plan are collectively referred to as the "Plan".

     Covered compensation under the Plan includes base salary, cash bonuses, overtime pay, and amounts contributed by the employee to the A.T. Cross Savings Plan maintained by the Company under Section 401(k) of the Internal Revenue Code. The Salary and Bonus columns of the Summary Compensation Table set forth above reflect all covered compensation of executive officers for 2004.

     For purposes of the Plan, the years of credited service as of December 31, 2004 were: Mr. Whalen, 5 years; Ms. Benik, 15 years; Mr. Canole, 18 years; Mr. Perreault, 10 years; and Mr. Leon, 5 years.

     The amounts payable shown in the above Table are based on the following assumptions:

        (i) The individual shall have retired at the normal retirement age of 65,

        (ii) "Average pay" is the highest average of the covered compensation paid to such individual over five consecutive years preceding retirement, and

        (iii) Benefits are paid in the form of a straight-life annuity. Payment options for spousal benefits are available.

                               PERFORMANCE GRAPH

     The following graph compares the market performance of the Company's Class A common stock over the Company's last five fiscal years to the American Stock Exchange Market Value Index and to the Russell Group 2000 (as the Company's peer group index), over the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Class A common stock and each index was $100 at December 31, 1999 and that all dividends were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG A.T. CROSS COMPANY,
                    AMEX MARKET INDEX AND RUSSELL 2000 INDEX

                                 [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------
                       12/31/1999   12/29/2000   12/31/2001   12/31/2002   12/31/2003   12/31/2004
---------------------------------------------------------------------------------------------------
 A.T. Cross Co.          100.00        98.62       131.11       118.89       148.22       110.00
---------------------------------------------------------------------------------------------------
 Russell 2000 Index      100.00        95.68        96.66        75.80       110.19       129.47
---------------------------------------------------------------------------------------------------
 AMEX Market Index       100.00        98.77        94.22        90.46       123.12       140.99
---------------------------------------------------------------------------------------------------

     The Company has chosen the Russell Group 2000 as a meaningful peer group against which to compare its performance. The Russell Group 2000 represents a broad based group of small capitalization stocks and is generally believed to be indicative of market performance for small capitalization companies.

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Exchange Act that might incorporate future filings, including this proxy statement in whole or in part, the foregoing Performance Graph and the "Report to Shareholders on Compensation Matters" on page 7 shall not be deemed incorporated by reference to any such filing.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee reappointed Deloitte & Touche LLP to serve as the Company's independent auditors for 2004. Representatives of Deloitte & Touche will be present at the annual meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal years ending January 3, 2004 and January 1, 2005 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

                                 2003       2004
                               --------   --------
Audit Fees...................  $609,500   $555,350
Audit Related................  $129,000   $ 58,970
Tax Fees
  Extended Tax Consulting
  Services in connection with
  Global EMEA Restructuring..  $116,000   $ 55,290
  Transfer Pricing Study.....  $ 26,000   $ 81,200
  International Tax
  Consultation...............  $ 53,000   $ 48,350
  Multistate Tax
  Consultation...............  $  9,000   $  9,175
All Other
  Benefit Plan Compliance....  $  9,000   $  4,410
  Payroll Tax Services.......  $ 10,000   $      0
  Mergers & Acquisitions.....  $      0   $  5,000
  Technical Consultation.....  $      0   $  4,450

     The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the principal accountant's independence.

     The Audit Committee's policies and procedures regarding pre-approval of non-audit and non-tax services provided by the Company's independent accountants requires pre-approval of all services, regardless of de minimis exceptions, by the full Audit Committee. The Audit Committee has delegated such pre-approval authority to the Audit Committee Chair. Following revision of the Audit Committee's charter in July 2002 (see Report of the Audit Committee), all non-audit and non-tax services were pre-approved by the Audit Committee Chair.

REPORT OF THE AUDIT COMMITTEE

     The audit functions of the Audit Committee are focused on three areas:

     - the adequacy of the Company's internal controls and financial reporting process and the quality and integrity of the Company's financial statements.

     - the independence and performance of the Company's internal auditor and independent auditors.

     - the Company's compliance with legal and regulatory requirements and adherence to business ethics.

     In fiscal 2004, the Audit Committee met with management to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditor.

     We regularly meet privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Committee.

     We also have the sole authority to retain and dismiss the independent auditors and review periodically their performance and independence from management.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and the independent auditors to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received from and discussed with the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     Based on these reviews and discussions, we recommend to the Board that the Company's audited financial statements be included in the Company's

Annual Report on Form 10-K for the fiscal year ended January 1, 2005.

                              2005 Audit Committee

                           James C. Tappan, Chairman
                                Edward J. Cooney
                               Andrew J. Parsons

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Class A common stock ("Insiders"), to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of such stock. Insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2004 its Insiders complied with all applicable Section 16(a) filing requirements except that a Form 4 related to the payment of an Executive Committee fee to Russell A. Boss, a Director of the Company, was inadvertently filed approximately 2 months late, on February 9, 2005. Pursuant to the Company's Director Compensation program (see Director Compensation, page 7), Mr. Boss voluntarily elected to receive his Executive Committee fees in the form of the Company's Class A common stock.

OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. However, if other business upon which holders of Class A common stock are entitled to vote shall properly come before the meeting, proxies in the enclosed form returned as instructed will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgement of the proxy holder.

IMPORTANT

NO MATTER HOW SMALL YOUR HOLDINGS, YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                              Tina C. Benik
                              Vice President, Legal and
                              Human Resources
                              Corporate Secretary

Dated:  March 29, 2005

                                                                       CRS-PS-05

                                   DETACH HERE                            ZATC92

                                     PROXY

                               A.T. CROSS COMPANY

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Class A common stock of A.T. Cross Company does hereby constitute and appoint Bradford R. Boss, Russell A. Boss, and David G. Whalen, or any one of them as attorneys and proxies of the undersigned, with full power of substitution for, and in the name and stead of, the undersigned to appear and vote all shares of Class A common stock of A.T. Cross Company held of record in the name of the undersigned at the annual meeting of A.T. Cross Company to be held at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865 on Thursday, April 28, 2005 at 10:00 A.M. and at any and all adjournments thereof as designated.

_____________                                                     _____________
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                              SIDE

A.T. CROSS COMPANY

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694









            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZATC91

_ Please mark                                                           |   #CRS
X votes as in                                                           |
_ this example.                                                         |____


This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

1. NUMBER OF DIRECTORS:                      2. ELECTION OF CLASS A DIRECTORS:
   Fixing the number of Class A directors       Nominees: (01) Galal P. Doss,
   at three and Class B directors at six.       (02) Andrew J. Parsons, (03)
                                                James C. Tappan

      FOR       AGAINST     ABSTAIN                  FOR         WITHHELD
    _______     _______     _______                ________       _______


    _______     _______     _______                ________       _______


                                                ________


                                                ________ ____________________
                                                         For all nominees
                                                         except as noted above

3. OTHER BUSINESS:
   In their discretion, the proxies are authorized
   to vote upon such other business as may properly
   come before said meeting or any adjournment thereof
   upon which Class A common shareholders are
   entitled to vote.
                                                                       ________
                                              MARK HERE FOR ADDRESS
                                              CHANGE AND NOTE AT LEFT
                                                                       ________

                  Please date, sign and mail promptly in the enclosed envelope. This proxy will not be used if you attend the meeting in person and so request.

                  Important: Please sign exactly as your name or names appear at left. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such. Corporate shareholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.


Signature:_____________________  Date: _____________


Signature:_____________________  Date: _____________